Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	State of Incorporation/ Formation	Other Names Used
901 King Street Associates	Pennsylvania
990 Stewart Avenue Investors, LLC	Delaware
6006 Executive Boulevard, LLC	Maryland
Amarillo Dunhill, LLC	Delaware
Bear Stearns ARM Trust 2005-9	Delaware
Bear Stearns ARM Trust 2005-7	Delaware
Braden Lakes Member, LLC	Delaware
Broadstone I Partner, LLC	Delaware
Buckner-Beckley, L.L.C.	Texas
Chestnut Street Properties I LLC	Tennessee
Citigroup Mortgage Loan Trust 2005-11	Delaware
Cornerstone Member, LLC	Washington
CWABS Trust 2005 HYB9	Delaware
Diversified Historic Investors III: Lincoln Court Apartments Trust	Pennsylvania
E Pointe Properties I, Ltd.	Texas
First Wyoming Plaza, LLC	Illinois
Merrill Lynch Mortgage Investors Trust, Series 2005-A9	Delaware
NP Dunhill, Ltd.	Texas
OSEB GP, Inc.	Delaware
RAIT 175 Remsen, LLC	Delaware
RAIT-401 Michigan, LLC	Delaware
RAIT 500 Michigan, LLC	Delaware
RAIT Advisors, Inc.	Delaware
RAIT Amarillo, LLC	Delaware
RAIT Asset Holdings, LLC	Delaware
RAIT Atria, LLC	Delaware
RAIT Braden Lakes, LLC	Delaware
RAIT Broadstone, Inc.	Delaware
RAIT Buckner, LLC	Delaware
RAIT Capital Corp.	Delaware	Pinnacle Capital Group
RAIT Carter Oak, LLC	Delaware
RAIT Cornerstone, LLC	Delaware
RAIT CRE CDO I, LLC	Delaware
RAIT CRE CDO I, Ltd.	Cayman Islands
RAIT CRE CDO II, Ltd.	Cayman Islands
RAIT Eastfield, LLC	Delaware
RAIT Emerald Pointe, Inc.	Delaware
RAIT Enterprises, LLC	Delaware
RAIT Executive Boulevard, LLC	Delaware
RAIT Executive Mews Manager I, Inc.	Delaware
RAIT Executive Mews Manager II, Inc.	Delaware
RAIT Executive Mews Manager III, Inc.	Delaware
RAIT Finance I, LLC	Delaware
RAIT Firehouse, LLC	Delaware
RAIT General, Inc.	Maryland
RAIT Highland Club, Inc.	Delaware
RAIT Highland Club, LLC	Delaware
RAIT Limited, Inc.	Maryland
RAIT Lincoln Court, LLC	Delaware
RAIT McDowell, LLC	Delaware
RAIT Milwaukee, LLC	Delaware
RAIT North Park, LLC	Delaware
RAIT Old Town, LLC	Delaware
RAIT Preferred Holdings I, LLC	Delaware
RAIT Preferred Holdings II, LLC	Delaware

RAIT Rogers Plaza, LLC	Delaware
RAIT Rohrerstown, L.P.	Pennsylvania
RAIT SLH, L.P.	Pennsylvania
RAIT SAAR Company, LLC	Delaware
RAIT Sabel Key Manager, Inc.	Delaware
RAIT Towne Square, LLC	Delaware
RAIT Ventures, LLC	Delaware
RAIT Wauwatosa, LLC	Delaware
REM-Cherry Hill, LLC	New Jersey
REM-Willow Grove, Inc.	Pennsylvania
REM-Willow Grove, L.P.	Pennsylvania
Rutherford Plaza Manager, Inc.	Delaware
SAAR Company, LLC	Delaware
Sable Key Southwest, LLC	Delaware
TS Dunhill, Ltd.	Texas
Taberna Capital Management, LLC	Delaware
Taberna Capital (Bermuda) Ltd	Bermuda
Taberna Equity Funding, Ltd	Cayman Islands
Taberna Funding LLC	Delaware
Taberna Loan Holdings I, LLC	Delaware
Taberna Loan Holdings II, LLC	Delaware
Taberna Preferred Funding II, Ltd	Cayman Islands
Taberna Preferred Funding III, Ltd	Cayman Islands
Taberna Preferred Funding IV, Ltd	Cayman Islands
Taberna Preferred Funding V, Ltd	Cayman Islands
Taberna Preferred Funding VI, Ltd	Cayman Islands
Taberna Preferred Funding VII, Ltd.	Cayman Islands
Taberna Real Estate CDO I, Ltd	Cayman Islands
Taberna Realty Finance Trust	Maryland
Taberna Realty Holdings Trust	Maryland
Taberna Securities, LLC	Delaware
Taberna Securities (UK) Ltd	United Kingdom
Wauwatosa Reserve Partners I LLC	Georgia
Zeller-401 RAIT, L.L.C.	Delaware
Zeller-500 RAIT, L.L.C.	Delaware